UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2005

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA 30004
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2005, AtheroGenics, Inc. announced that Dr. Martin A Wasserman, Senior Vice President of Discovery Research and Chief Scientific Officer of AtheroGenics, is retiring effective August 1, 2005. In connection with his retirement, Dr. Wasserman entered into a Transition Agreement with AtheroGenics dated July 20, 2005. Under the terms of this agreement, Dr. Wasserman will serve as a consultant to AtheroGenics until January 31, 2006, for which he will receive: (1) compensation of $70,980, (2) the pro rata portion of the 2005 target incentive compensation of $46,374, (3) continued vesting of certain outstanding options and (4) continued health insurance coverage until he reaches age 65. A copy of the Transition Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The Employment Agreement dated as of December 22, 2004 between AtheroGenics and Dr. Martin A. Wasserman will be terminated effective August 1, 2005 in connection with Dr. Wasserman’s retirement and his entry into the Transition Agreement described above. The Employment Agreement provided for Dr. Wasserman to serve as Senior Vice President of Discovery Research and Chief Scientific Officer of AtheroGenics.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are attached to this current report on Form 8-K.

Exhibit No.		Description

10.1	-	Transition Agreement dated July 20, 2005 between AtheroGenics, Inc. and Martin A. Wasserman.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: July 21, 2005	/s/MARK P. COLONNESE
Mark P. Colonnese
Senior Vice President of Finance and
Administration and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.		Description

10.1	-	Transition Agreement dated July 20, 2005 between AtheroGenics, Inc. and Martin A. Wasserman.